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                                                        EXHIBIT 23.3




November 21, 1996


Transcrypt International, Inc.
4800 NW First Street
Lincoln, Nebraska 68521
Attention: John T. Connor

Dear Sirs:

        International Data Corporation does hereby consent to the references to the information published by us and to our name, all of which appear under the captions "Prospectus Summary -- The Company -- Telephony Products" and "Business -- Industry Background -- Telephony Market" in the Registration Statement on Form S-1, as amended (File No. 33-14351), filed by Transcrypt International, Inc. with the Securities and Exchange Commission.

                                International Data Corporation

                                By:  /s/ Gigi Wang
                                    -------------------------
                                Name: Gigi Wang
                                Title: Senior Vice President of Communications